Exhibit 99.1

Press Release

MKS Instruments Announces Closing of Acquisition of

Newport Corporation

Andover, Mass., April 29, 2016 – MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today announced the completion of its previously announced acquisition of all of the issued and outstanding common shares of Newport Corporation, a worldwide leader in photonics solutions, for $23.00 per share, or approximately $905 million, and repayment of approximately $93 million of Newport’s U.S. indebtedness.

MKS Instruments funded the transaction with a combination of cash on hand and proceeds from a seven-year $780 million secured term loan, which was priced at 99% of par. The interest rate on the term loan is a floating rate based upon LIBOR plus 4.00% with a 0.75% floor on LIBOR. The term loan was rated BB by S&P and Ba2 by Moody’s.

“We’re excited by the combination of MKS Instruments and Newport Corporation, as it creates a premier supplier of critical components and subsystems for a diverse set of end markets, from semiconductor to life sciences, each with a common need for highly precise technology enabling solutions,” said Gerald Colella, MKS Instruments’ Chief Executive Officer and President. “With the strong support of the Newport management team, we have already begun to lay out our integration plans to achieve profitable and sustainable growth targets and are confident in our ability to achieve our goals.”

“We are very pleased with the strong investor demand for the term loan, which we believe is a testament to our strategy to accelerate growth by expanding into adjacent markets while increasing our addressable market in our core semiconductor business,” said Seth Bagshaw, Chief Financial Officer. “The loan was multiple times oversubscribed, enabling us to improve pricing and reduce our up-front cash outlay and anticipated interest expense.”

Barclays and Deutsche Bank acted as Joint Lead Arrangers and Joint Bookrunners and HSBC acted as co-Manager for the term loan financing.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

About Newport Corporation

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets. Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the transaction between MKS Instruments and Newport Corporation, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MKS Instruments’ or Newport Corporation’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) litigation relating to the transaction; (2) the ability of MKS Instruments to successfully integrate Newport Corporation’s operations and employees; (3) unexpected costs, charges or expenses resulting from the transaction; (4) risks that the integration of of Newport Corporation disrupts the current plans and operations of MKS Instruments and

Newport Corporation; (5) the ability to realize anticipated synergies and cost savings; (6) competition from larger and more established companies in Newport Corporation’s markets; (7) MKS Instruments’ ability to successfully grow Newport Corporation’s business; (8) potential adverse reactions or changes to business relationships of the transaction; (9) indebtedness incurred in connection with the transaction; (10) the retention of key employees; (11) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry overall and the economy in general as well as financial performance and expectations of MKS Instruments’ and Newport Corporation’s existing and prospective customers; and (12) the other factors described in MKS Instruments’ Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and in Newport Corporation’s Annual Report on Form 10-K for the year ended January 3, 2016 filed with the SEC. MKS Instruments and Newport Corporation disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Company Contact: Seth H. Bagshaw

Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Investor Relations Contact: Monica Gould

The Blueshirt Group

Telephone: 212.871.3927

Email: monica@blueshirtgroup.com